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                                 Exhibit 23.1


                               AUDITOR'S CONSENT



We have issued our report dated February 15, 2002, accompanying the consolidated financial statements appearing in the Annual Report of SFBC International, Inc. and Subsidiaries on Form 10-KSB for the year ended December 31, 2001. We hereby consent to the incorporation by reference of the aforementioned report in the Registration Statement of SFBC International, Inc. and Subsidiaries on Form S-3 (Registration No. 333-69112).



                                                Grant Thornton LLP


Miami, Florida
March 29, 2002